Exhibit 10.6

PURCHASE AGREEMENT

(9404 Chesapeake Drive, 5775 Roscoe Court, 5785 Roscoe Court and 5788 Roscoe Court, San Diego, California)

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 6th day of August, 2004 (the “Effective Date”), by and between WS ROSCOE, LLC, a Delaware limited liability company (“Seller”), and CBRE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Buyer“).

R E C I T A L S

Seller desires to sell, and Buyer desires to purchase, the “Property” (as hereinafter defined) on the terms and conditions hereinafter documented.

NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

1. Purchase and Sale. Upon the terms and conditions hereinafter set forth, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the “Property”. As used herein, the “Property” means collectively, all right, title and interest of Seller in and to (a) the land (the “Land”) described in Exhibit ”A”, located at 9404 Chesapeake Drive, 5775 Roscoe Court, 5785 Roscoe Court and 5788 Roscoe Court, in the City of San Diego, County of San Diego, State of California, (b) the easements, interests in roadways, strips and other rights appurtenant to the Land, (c) the improvements, structures and fixtures located upon the Land (collectively, the “Improvements”), consisting primarily of certain office buildings, and (d) all “Leases” (as hereinafter defined), and to the extent assignable, governmental permits, licenses and approvals, warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Land, tenant lists, advertising material, telephone exchange numbers, and other intangible property used in connection with the foregoing, directly relating to the Property (collectively, the “Intangible Property”).

2. Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be the sum of $26,500,000.

3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

3.1 Escrow Deposit. Within two (2) business days after the Effective Date, Buyer shall deliver $250,000 (which deposit, together with all interest earned thereon, is herein called the “Initial Deposit”, and together with the “Additional Deposit” [as hereinafter defined], the “Escrow Deposit”) to Chicago Title Company, 700 S. Flower Street, Los Angeles, California 90017 Attention: Mr. Frank Jansen and Mike Slinger (the “Title Company”). The Escrow Deposit shall be delivered to the Title Company by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Seller. The amounts deposited hereunder shall be held by the Title Company as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Title Company, the Escrow Deposit shall be invested by the Title Company in the following investments (“Approved Investments”): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by the Title Company only as provided in this Agreement.

3.2 Additional Deposit. Prior to the expiration of the “Due Diligence Period” (as hereinafter defined), if this Agreement has not been terminated, Buyer shall deliver an additional sum of $250,000 to the Title Company (the “Additional Deposit”).

3.3 Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on or before the date that is one (1) day prior to the “Closing Date”, as hereinafter defined (the amount to be paid under this Section 3.3 being herein called the “Closing Payment”).

4. Conditions Precedent. The obligation of Buyer to acquire, and Seller to transfer, the Property as contemplated by this Agreement is subject to satisfaction of each of the following conditions precedent (any of which may be waived in writing by the party in whose favor such condition exists) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions are not fulfilled (or waived) pursuant to the terms of this Agreement, then this Agreement shall terminate and, in connection with any such termination made in accordance with this Section 4, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination), and the Escrow Deposit shall be disposed of in accordance with Section 9. The Closing shall constitute approval by each party of all matters to which such party has a right of approval and a waiver of all conditions precedent.

4.1 Title Matters.

4.1.1 Title Report; Survey. Seller has delivered to Buyer a copy of a preliminary title report (“Preliminary Title Report”) dated July 12, 2004, covering the Property from Chicago Title Company. In addition, Seller has delivered to Buyer that certain survey of the Property dated March 13, 2003, prepared by Kappa Survey and Mapping, Inc. and identified as Job No. 12229E7 (“Survey“). If Buyer shall fail to deliver the “Termination Notice” (as hereinafter defined) on or before the end of the Due Diligence Period, Buyer shall be deemed to have approved the exceptions to title shown on the Preliminary Title Report and the matters disclosed on the Survey and such other title or survey matters as are disclosed to Buyer during the Due Diligence Period.

4.1.2 Additional Title Matters. Approval by Buyer of any additional exceptions to title or survey matters disclosed after the end of the Due Diligence Period other than liens which are caused by Buyer or its agents (“Additional Title Matters”) shall be a condition precedent to Buyer’s obligations to purchase the Property (such approval of Additional Title Matters shall be subject to Buyer’s sole and absolute discretion). Unless Buyer gives written notice (“Title Disapproval Notice“) that it disapproves any Additional Title Matters, stating the Additional Title Matters so disapproved, before the sooner to occur of the Closing or ten (10) days after receipt of written notice of such Additional Title Matters, Buyer shall be deemed to have approved such Additional Title Matters. Seller shall have up to a fifteen (15) day period after its receipt of any Title Disapproval Notice within which to remove the disapproved Additional Title Matters set forth therein from title or obtain from Title Company a commitment to issue an endorsement affirmatively insuring against such items in a form reasonably acceptable to Buyer at no cost or expense to Buyer (Seller having the right but not the obligation to do so), and the Closing Date shall be extended, at Seller’s option, to allow for such fifteen (15) day period. In the event Seller determines at any time that it is unable or unwilling to remove any one or more of such disapproved Additional Title Matters, Seller may give written notice to Buyer to such effect; in such event, Buyer may, at its option, terminate this Agreement upon written notice to Seller but only if given prior to the sooner to occur of the Closing or five (5) days after Buyer receives Seller’s notice. If Buyer fails to give such termination notice by such date, Buyer shall be deemed to have waived its objection to, and approved, the matters set forth in Seller’s notice.

4.1.3 Seller Mortgage Liens. Notwithstanding the foregoing provisions of this Section 4.1, Seller shall be obligated to cause the release of that certain loan in the original principal amount of $16,000,000 from MONY Life Insurance Company, a New York corporation (“MONY”), as evidenced by that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of April 14, 2003 (the “Existing Loan”) and any other mortgage or deeds of trust liens created by Seller. Seller may use the Purchase Price to effectuate such release.

4.1.4 Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title (the “Permitted Exceptions”):

(a) Real estate taxes and assessments not yet due and payable;

(b) The printed exceptions which appear in the standard form owner’s policy of title insurance issued by Title Company in the State of California (excluding those printed exceptions that the Title Company agrees in writing during the Due Diligence Period to delete); and

(c) Such other exceptions to title or survey exceptions as may be approved or deemed approved by Buyer pursuant to the above provisions of this Section 4.1.

Conclusive evidence of the availability of such title shall be the willingness of the Title Company to issue to Buyer on the Closing Date an owner’s title insurance policy in such form as the Title Company agrees in writing during the Due Diligence Period to issue (“Owner’s Policy”), in the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the Permitted Exceptions to be the only exceptions to title.

4.1.5 Endorsements to Owner’s Policy. It is understood that Buyer may request a number of endorsements to the Owner’s Policy and that Buyer intends to request that the Owner’s Policy be an ALTA extended coverage policy. Buyer shall satisfy itself during the Due Diligence Period that the Title Company will be willing to issue such endorsements in connection with Owner’s Policy at Closing and, to the extent the Title Company agrees in writing to issue such form of policy and such endorsements (without requiring an indemnity, affidavit or other assurances from Seller other than a certificate in the form of Exhibit “B” attached hereto), the issuance of the same shall be a condition to Closing. In no event shall Seller be obligated to provide any indemnity or other document in order to issue the same other than a certificate in the form of Exhibit “B” attached hereto. Buyer shall deliver or cause Title Company to deliver to Seller a copy of Title Company’s written commitment to issue the Owner’s Policy, including the form thereof and all agreed upon endorsements thereto, if at all, prior to the expiration of the Due Diligence Period.

4.2 Due Diligence Reviews. Except for title and survey matters (which shall be governed by the provisions of Section 4.1 above), Buyer shall have until 5:00 p.m. (Pacific time) on August 24, 2004 (the period beginning on the Effective Date and ending on such date being herein called the “Due Diligence Period”) within which to perform and complete all of Buyer’s due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases and service contracts, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and shall also make available to Buyer (to the extent in Seller’s possession) such leases and service contracts and other documents relating to the operation of the Property as Buyer shall reasonably request, all upon reasonable advance notice. In no event, however, shall Seller be obligated to make available any proprietary or confidential documents. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder.

4.2.1 Review Standards. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause liability, damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such liability, damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement); provided, however, Buyer shall not be obligated to indemnify Seller or the Property with respect to Buyer’s mere discovery of pre-existing conditions on the Property except to the extent exacerbated by Buyer. Without limitation on the foregoing, in no event shall Buyer: (a) make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like) without Seller’s express prior written consent; (b) contact any tenant of the Property without Seller’s express prior written consent; or (c) contact any governmental authority having jurisdiction over the Property without Seller’s express written consent (which consent as to governmental authorities shall not be unreasonably withheld). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. At Seller’s written request, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party. In the event of any termination of this Agreement, Buyer shall return all documents and other materials furnished by Seller hereunder.

Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential, except for disclosures as required by a valid subpoena or valid court order issued in accordance with applicable law; provided that prior to making any such disclosures, Buyer will deliver written notice to Seller of any purported obligation to make such disclosure and, to the extent requested by Seller, will cooperate with Seller in objecting to such subpoena or court order.

4.2.2 Termination Right. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole discretion that it no longer intends to acquire the Property for any reason, then Buyer shall promptly (but in all events prior to the expiration of the Due Diligence Period) notify Seller of such determination in writing (such notice being herein called the “Termination Notice”), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement). In the event that Buyer shall fail to have delivered the Termination Notice to Seller before the expiration of the Due Diligence Period, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer and that it intends to proceed with the acquisition of the Property (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this Section 4.2).

4.3 Existing Financing Matters. The Property is subject to the Existing Loan. The Existing Loan will come due upon the sale contemplated hereby and a portion of the Purchase Price will be used to repay the Existing Loan in full.

4.4 Tenant Estoppel Certificates. It shall be a condition precedent to Buyer’s obligation to acquire the Property hereunder that the Buyer receives an estoppel certificate (the “Tenant Estoppel Certificate”) from REMEC, Inc., a California corporation, and REMEC Microwave, Inc., a California corporation (collectively, “REMEC”), for each of the “Leases” (as hereinafter defined). For the purposes of this Agreement, “Leases” means, collectively, (a) that certain Lease Agreement dated as of April 14, 2003 by and between Seller and REMEC with respect to 5775 Roscoe Court, (b) that certain Lease Agreement dated as of April 14, 2003 by and between Seller and REMEC with respect to 5785 Roscoe Court, (c) that certain Lease Agreement dated as of April 14, 2003 by and between Seller and REMEC with respect to 5788 Roscoe Court, and (c) that certain Lease Agreement dated as of April 14, 2003 by and between Seller and REMEC with respect to 9404 Chesapeake Drive. The Tenant Estoppel Certificate shall be substantially in the applicable form attached as Exhibit ”C”, or in the form prescribed in the Leases. Seller’s sole obligation hereunder shall be to utilize commercially reasonable efforts to obtain the Tenant Estoppel Certificates from REMEC (and, as used in this Agreement, commercially reasonable efforts shall not include any obligation to institute legal proceedings or to expend any monies). If on or before the Closing Date such condition is not satisfied (or waived by Buyer), then this Agreement shall terminate (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement). Without limitation on the foregoing, if the Tenant Estoppel Certificate discloses material adverse matters which are not consistent with the Leases and are not cured or satisfied by Seller on or before the Closing Date, then Buyer shall have the right to terminate this Agreement on or before the Closing Date (and, if Buyer so terminates this Agreement, then no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement).

4.5 Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Property. Without limitation on the foregoing, in the event that the “Seller Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in Section 7.1 which are not otherwise permitted or contemplated by the terms of this Agreement or known to Buyer during the Due Diligence Period, then Buyer shall have the right to terminate this Agreement.

4.6 Performance by Buyer. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller’s obligation to sell the Property. Without limitation on the foregoing, in the event that the “Buyer Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Buyer contained in Section 7.2 which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement.

4.7 Letters of Credit Side-Letter. It shall be a condition precedent to Buyer’s obligation to acquire the Property hereunder that MONY deliver to Buyer, or cause to be delivered, at Closing, whether through Title Company or otherwise, (i) a side-letter with respect to the “Letters of Credit” (as defined herein) substantially in the form attached hereto as Exhibit “O” (the “Letters of Credit Side-Letter”), and (ii) an executed Exhibit “C” as attached to each of the respective Letters of Credit.

5. Closing Procedure. The sale and purchase herein provided shall be consummated (the “Closing”) at a closing conference, which shall be held on the Closing Date by mail or at a mutually satisfactory location. As used herein, “Closing Date” means September 15, 2004 or such earlier date as may be agreed upon by Buyer and Seller. The Closing Date is also subject to extension under Section 4.1.2 and if the Closing Payment is received on the Closing Date but after 11:00 a.m. (Pacific time) and all conditions to Closing are satisfied or waived in writing, then the Closing Date shall be changed to the next business day.

5.1 Escrow. The Closing shall be accomplished pursuant to escrow instructions (the “Escrow Instructions”) among Buyer, Seller and the Escrow Holder in the form of Exhibit “D”, which Buyer and Seller shall execute concurrently herewith.

5.2 Closing Deliveries. On or before 11:00 a.m. (Pacific time) on the Closing Date, the parties shall deliver to the Escrow Holder the following:

5.2.1 Seller Deliveries. Seller shall deliver to Escrow Holder the following (collectively, “Seller’s Closing Documents”):

(a) By Seller, a duly executed and acknowledged grant deed (the “Deed”) in the form of Exhibit “E”;

(b) A duly executed original bill of sale, assignment and assumption agreement (the “Assignment and Assumption”) in the form of Exhibit “F”;

(c) A duly executed original certificate of Seller (the “Seller Closing Certificate”) in the form of Exhibit ”G” updating the representations and warranties contained in Section 7.1 to the Closing Date and noting any material changes thereto;

(d) A duly executed original certificate of “non-foreign” status in the form of Exhibit “H”;

(e) A duly executed original California Form 593-W in the form of Exhibit “I”;

(f) Duly executed notice to REMEC under the Leases (“REMEC Notice”), in the form of Exhibit ”J”, which notice Buyer shall, at Buyer’s sole cost and expense, either mail to REMEC by certified mail, return receipt requested or hand-deliver to REMEC;

(g) A duly executed Exhibit “C” as attached to each of the respective Letters of Credit;

(h) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution by Seller of this Agreement and the documents required to be delivered hereunder;

(i) To the extent they are then in Seller’s possession and do not constitute confidential or proprietary information, and have not theretofore been delivered to Buyer: (i) any plans and specifications for the Improvements; (ii) all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the Improvements; (iii) all keys for the Improvements; (iv) all documents of Seller relating to the Property; (v) originals of all Leases, all correspondence to or from any tenants relating to the Leases; and (vi) originals of all Service Agreements that will remain in effect after the Closing and all correspondence and records relating to the on-going operations (including tenant billings) and maintenance of the Property (which materials under this clause (h) may be either delivered at Closing or left at the management office at the Property); and

(j) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).

5.2.2 Buyer Deliveries. Buyer shall deliver to the Escrow Holder the following:

(a) The Closing Payment in immediately available federal funds;

(b) A duly executed original Assignment and Assumption;

(c) A duly executed original certificate of Buyer (“Buyer Closing Certificate”) in the form of Exhibit ”K” updating the representations and warranties contained in Section 7.2 to the Closing Date and noting any material changes thereto and confirming the release and other provisions therein contained;

(d) Duly executed REMEC Notice;

(e) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution by Buyer of this Agreement and the documents required to be delivered hereunder; and

(f) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

5.2.3 Mutual Deliveries. Buyer and Seller shall mutually execute and deliver to the Escrow Holder, the following:

(a) A Closing Statement reflecting the Purchase Price, and the adjustments and prorations required hereunder and the allocation of income and expenses required hereby; and

(b) Such transfer tax forms as required by state and local authorities.

5.3 Closing Costs. Seller shall pay (1) all state, county and city transfer taxes payable in connection with the sale contemplated herein, (2) the title insurance premium for the CLTA portion of the Owner’s policy with coverage in the amount of the purchase price, (3) 50% of all escrow charges, and (4) any “Transfer Fee” as defined in, and required by, each of those certain Letters of Credit issued by Silicon Valley Bank with REMEC as applicant and Seller and MONY as beneficiary in connection with the Property (the “Letters of Credit”). Buyer shall pay (1) 50% of all escrow charges, (2) the amount by which the title insurance premium for the Owner’s Policy and all endorsements exceeds the cost of CLTA standard coverage, (3) the costs to update the Survey, and (4) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.

5.4 Prorations.

5.4.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date (on the basis of the actual number of days elapsed over the applicable period):

(a) All real estate property taxes and assessments and insurance on or in connection with the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes or insurance on the Property resulting from the sale of the Property or from any improvements made or Leases entered into on or after the Closing Date. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer assuming the obligation to pay any installments due after the Closing Date).

(b) All fixed and additional rentals under the Leases, including, without limitation, reimbursements of any management fee under Section 3.2 of the Leases, security deposits (except as hereinafter provided), including, without limitation, reserves for “Insurance Premiums” (as such term is defined in the Leases) pursuant to Section 7.7(b) of the Leases, and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable cash security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Seller shall also execute and deliver a duly executed Exhibit “C” as attached to each of the respective Letters of Credit, and request that MONY deliver to Title Company (a) the Letters of Credit Side-Letter, (b) a duly executed Exhibit “C” as attached to each of the respective Letters of Credit, and (c) the original Letters of Credit pursuant to sole order escrow instructions from MONY substantially in the form of Exhibit “P” hereto. Seller shall at Closing request that REMEC cause the issuer of the Letters of Credit to issue new Letters of Credit in the name of Buyer as beneficiary within thirty (30) days after the Closing Date. Notwithstanding the foregoing, the reissue of the Letters of Credit to Buyer prior to the Closing shall not be a condition to Closing. Buyer shall indemnify, defend and hold Seller harmless from any liability, damage, loss, cost or expense arising out of the Letters of Credit on and after the Closing. Such indemnification shall survive the Closing. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any Lease). To the extent Buyer receives rents (or other income in connection with any tenant charge) on or after the Closing Date, such payments shall be applied first toward the rent (or other tenant charge) for the month in which the Closing occurs (but only as to payors who are not more than 30 days delinquent as of the Closing), then to the rent (or other tenant charge) owed to Buyer in connection with the applicable Lease for which such payments are received, and then to any delinquent rents (or other tenant charge) owed to Seller, with Seller’s share thereof being delivered to Seller within 10 days after receipt thereof by Buyer; provided, however, that any year-end or similar reconciliation payment shall be allocated in accordance with the charges (and in the case of tenant reimbursements, the underlying expenses) in Seller’s and Buyer’s respective periods of ownership. Buyer may not waive any delinquent rents nor modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to terminate any lease or any tenant’s right to possession). Buyer shall reasonably cooperate with Seller without incurring any additional material cost or expense except to the extent such cooperation relates to collection efforts for amounts which are in part owed to Buyer or to enforce Buyer’s collection obligations pursuant to this Section 5.4.1(b), in any collection efforts hereunder (but shall not be required to litigate or declare a default under any Lease). With respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.

5.4.2 Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Closing and approved by Buyer and Seller. In the event any prorations or apportionments made under this Section 5.4 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. The obligations of Seller and Buyer under this Section 5.4.2 shall survive the Closing until the end of the “Survival Period” (as hereinafter defined).

6. Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer (except to the extent any condemnation proceeds or insurance proceeds are attributable to lost rents or other items applicable to any period prior to the Closing) all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (except to the extent required for collection costs or repairs by Seller prior to the Closing Date), as applicable. In the following circumstances, Buyer or Seller may, at its option, terminate this Agreement by notice to the other, given on or before the Closing Date, whereupon Buyer shall receive a refund of the Escrow Deposit (and no party hereto shall have any further obligation in connection herewith except under those provisions that expressly survive a termination of this Agreement): (i) in the event the condemnation award or the cost of repair of damage (as reasonably determined by Seller in good faith) to the Property on account of a casualty, as applicable, shall exceed $1,500,000 (or if a casualty is uninsured, and Seller does not elect to credit Buyer with an amount equal to the cost to repair such uninsured casualty, Seller having the right, but not the obligation, to do so), or (ii) so long as REMEC shall have the right to terminate the Leases or abate rent thereunder.

7. Representations, Warranties and Covenants.

7.1 Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit “L”, Seller has no knowledge as of the date hereof, that any of the following statements is untrue (and, for this purpose, “Seller’s knowledge” or any similar phrase shall mean the present actual knowledge, without taking into account any constructive or imputed knowledge, of E. Owen Frost or Marc R. Brutten of Seller, but such individuals shall not have any liability in connection herewith; provided, however, Sections 7.1(a), (e) and (f) shall not be deemed limited to Seller’s knowledge):

(a) No Other Leases. There are no leases of space in the Property which will be in force after the Closing which were executed by Seller and under which Seller is the landlord (whether by entering into the leases or acquiring the Property subject to the leases) other than the Leases and that certain Standard Industrial Lease by and between REMEC and Midland Credit Management, Inc, a Kansas Corporation (as successors-in-interest to West Capital Financial Services Corp.), dated as of September 12, 1994, an Addendum to Standard Industrial Lease – Multi-Tenant Gross, and an Extension to Standard Industrial Lease dated as of April 17, 2000.

(b) Full Force of Leases. All of the Leases are in full force and effect and none of them has been amended except as set forth in Exhibit “M”. There are no security deposits under the Leases except as set forth in Exhibit “M”. Neither Seller nor any tenant is in monetary default or has given written notice of any material non-monetary default under any of the Leases. As of the Closing, there shall be no commissions or tenant improvement cost obligation owing by Seller with respect to any Leases in effect as of the Closing.

(c) Litigation. There is no pending (nor has Seller received any written notice of any threatened) action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

(d) Compliance. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.

(e) Service Agreements. Seller has not entered into any service or equipment leasing contracts relating to the Property except for that certain Management Agreement by and between Seller and Wellcorp, LLC, a Delaware limited liability company, which management agreement shall be terminated at Closing.

(f) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a Delaware limited liability company, duly organized and validly existing and in good standing under the laws of such state, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

(g) Environmental Matters. Except as set forth in the reports described in Exhibit “N” (the “Environmental Reports”), there has been no release of any material known to Seller to be a “Hazardous Material” at or upon the Property, in an amount which would, as of the date hereof, give rise to an “Environmental Compliance Cost”. The term “Hazardous Material” shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property (“Environmental Agency”) which substance causes the Property (or any part thereof) to be in material violation of any applicable environmental laws; provided, however, that the term “Hazardous Material” shall not include (x) motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (y) materials which are stored or used in the ordinary course of a tenant’s occupancy at (or Seller’s or Seller’s managing agents’ operation of) the Property, and which are stored, used, held, or disposed of in compliance with all applicable environmental laws. The term “Environmental Compliance Cost” means any material out-of-pocket cost, fee or expense reasonably incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.

7.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do all things required of it under this Agreement; and Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).

7.3 Survival. The foregoing representations and warranties and (with the exception of Article 8 and the Buyer Closing Certificate which shall survive indefinitely) all other obligations, provisions and liabilities under this Agreement or any certificate delivered in connection herewith (including any cause of action by reason of a breach thereof) shall survive until the date that is nine (9) months after the Closing Date (the period beginning on the date hereof and ending on such date being herein called the “Survival Period”), at which time such representations and warranties, covenants, obligations, provisions and liabilities (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, Seller shall have no liability, and Buyer shall make no claim against Seller, for (and Buyer shall be deemed to have waived any failure of a condition hereunder by reason of) a failure of any condition or a breach of any representation or warranty, covenant or other obligation of Seller under this Agreement or any document executed by Seller in connection with this Agreement (including for this purpose any matter that would have constituted a breach of Seller’s representations and warranties had they been made on the Closing Date) (a) if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was known or disclosed to Buyer prior to the end of the Due Diligence Period or (b) if the failure or breach in question constitutes or results from a condition, state of facts or other matter that was known to Buyer prior to Closing, including, without limitation, any condition, state of facts or other matter that is disclosed by a Tenant Estoppel Certificate, and Buyer proceeds with the Closing.

7.4 Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

7.4.1 Maintenance/Operation. Seller shall maintain and operate the Property in the same manner as immediately prior to the expiration of the Due Diligence Period pursuant to its normal course of business (such maintenance obligations not including capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. After the expiration of the Due Diligence Period, Seller shall not apply any portion of any security deposit to cure delinquencies under a Lease.

7.4.2 Service Contracts. Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, which shall not be unreasonably withheld, except for those deemed reasonably necessary by Seller which are cancelable on thirty (30) days’ notice.

7.4.3 Leases. Seller shall have the right to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business. Prior to the expiration of the Due Diligence Period, Seller shall give Buyer at least three business days’ written notice of all new leases and material modifications of existing Leases entered into during the Due Diligence Period; Seller shall consider in good faith any comments received by Buyer (but shall have no obligation to implement the same) and Seller shall not enter into any such new lease or material modification unless it believes in good faith the same is an arm’s-length transaction substantially on market (or better for the landlord) terms. After the expiration of the Due Diligence Period, Seller shall not enter into any new leases or material modifications of existing Leases without the consent of Buyer, which consent may be withheld in Buyer’s sole discretion. Buyer shall notify Seller in writing within five (5) days of Buyer’s receipt of the proposed lease terms of any objections thereto, or Buyer shall be deemed to have approved the same. Notwithstanding anything herein to the contrary, if the Closing occurs, Buyer shall bear all costs and expenses related to any new leases or modifications, extensions, expansions, options or renewals of existing Leases entered into after the date hereof (including tenant improvement costs and leasing commissions, but excluding free rent allocable to any period prior to the Closing Date) and, without limitation on the foregoing, the prorations at Closing shall include an appropriate credit to Seller consistent with the foregoing.

7.5 Seller’s Environmental Inquiry. Buyer acknowledges and agrees that the sole inquiry and investigation Seller has conducted in connection with the environmental condition of the Property is to obtain the Environmental Reports, and that, for all purposes, including, without limitation, California Health and Safety Code Section 25359.7, Seller has acted reasonably in solely relying upon said inquiry and investigation.

7.6 Natural Hazard Disclosure Requirement Compliance. Buyer and Seller acknowledge that Seller or “Seller’s Broker” (as hereinafter defined) is required to disclose if the Property lies within the following natural hazard areas or zones: (1) a special flood hazard area (any type Zone “A” or “V”) designated by the Federal Emergency Management Agency (Cal. Gov. Code § 8589.3); (2) an area of potential flooding shown on a dam failure inundation map designated pursuant to Cal. Gov. Code § 8589.5 (Cal. Gov. Code § 8589.4); (3) a very high fire hazard severity zone designated pursuant to Cal. Gov. Code § 51178 or 51179 (in which event the owner maintenance obligations of Cal. Gov. Code § 51182 would apply) (Cal. Gov. Code § 51183.5); (4) a wildland area that may contain substantial forest fire risks and hazards designated pursuant to Cal. Pub. Resources Code § 4125 (in which event [i] the property owner would be subject to the maintenance requirements of Cal. Pub. Resources Code § 4291 and [ii] it would not be the state’s responsibility to provide fire protection services to any building or structure located within the wildland area except, if applicable, pursuant to Cal. Pub. Resources Code § 4129 or pursuant to a cooperative agreement with a local agency for those purposes pursuant to Cal. Pub. Resources Code § 4142) (Pub. Resources Code § 4136); (5) an earthquake fault zone (Pub. Resources Code § 2621.9); or (6) a seismic hazard zone (and, if applicable, whether a landslide zone or liquefaction zone) (Pub. Resources Code § 2694). Buyer and Seller acknowledge that they have employed the services of JCP Geologists, Inc., 321 Warren Avenue, Fremont, California 94539, (800) 748-5233, reports@JCP-Inc.com/other (which, in such capacity is herein called “Natural Hazard Expert”) to examine the maps and other information specifically made available to the public by government agencies for the purpose of enabling each of Seller and Seller’s Broker to fulfill its disclosure obligations with respect to the natural hazards referred to in California Civil Code Section 1103(c) and to report the result of its examination to Buyer and Seller in writing. As contemplated in California Civil Code Section 1103.2(b), if an earthquake fault zone, seismic hazard zone, very high fire hazard severity zone or wildland fire area map or accompanying information is not of sufficient accuracy or scale for the Natural Hazard Expert to determine if the Property is within the respective natural hazard zone, then for purposes of the disclosure the Property shall be considered to lie within such natural hazard zone. The written report prepared by the Natural Hazard Expert regarding the results of its examination fully and completely discharges Seller and Seller’s Broker from their disclosure obligations referred to herein, and, for the purpose of this Agreement, the provisions of Civil Code Section 1102.4 regarding the non-liability of each of Seller and Seller’s Broker for errors or omissions not within in its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. The obligations of Seller and Seller’s Broker are several (and not joint and not joint and several) and, without limitation, in no event shall Seller have any responsibility for matters not actually known to Seller. THESE HAZARDS MAY LIMIT BUYER’S ABILITY TO DEVELOP THE PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER. THE MAPS ON WHICH THESE DISCLOSURES ARE BASED ON ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. BUYER MAY WISH TO OBTAIN PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE PROPERTY.

7.7 Post-Closing Account. On and after the Closing Date, and prior to the end of the Survival Period, Seller shall maintain no less than Fifty Thousand Dollars ($50,000) in Seller’s operating account. The obligation of Seller under this Section 7.7 shall survive the Closing until the end of the Survival Period.

8. DISCLAIMER, RELEASE AND ASSUMPTION. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, AND AS PART OF THE DETERMINATION OF THE PURCHASE PRICE, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

8.1 DISCLAIMER.

8.1.1 AS-IS, WHERE-IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 7.1 OR IN SELLER’S CLOSING DOCUMENTS, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN “AS IS, WHERE IS” BASIS. SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER.

8.1.2 SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED BUYER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS (INCLUDING ALL OF THE EXAMINATIONS, REVIEWS AND INVESTIGATIONS REFERRED TO IN SECTION 4) RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF AND IN RELIANCE UPON SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER’S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN SECTION 7.1 OR IN SELLER’S CLOSING DOCUMENTS).

8.1.3 INTERIM/PASSIVE OWNER. SELLER (A) DID NOT DEVELOP OR CONSTRUCT THE PROPERTY; (B) RECENTLY ACQUIRED THE PROPERTY; AND (C) HAS DELEGATED THE DAY-TO-DAY MANAGEMENT OF THE PROPERTY TO A THIRD PARTY MANAGER.

8.1.4 DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER’S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES. SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO (AND EXPRESSLY DISCLAIMS ALL) REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT PROVIDED IN SECTION 7.1 AND IN SELLER’S CLOSING DOCUMENTS). SELLER SHALL NOT BE LIABLE FOR ANY MISTAKES, OMISSIONS,

MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, ITS MANAGER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, DIRECTOR, OFFICER, SHAREHOLDER, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER’S BEHALF (COLLECTIVELY, “SELLER RELATED PARTIES”).

8.2 RELEASE. BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A “BUYER RELATED PARTY“) HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE TENANT LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION, AND, IN THAT REGARD, BUYER HEREBY EXPRESSLY WAIVES ALL RIGHTS AND BENEFITS IT MAY NOW HAVE OR HEREAFTER ACQUIRE UNDER CALIFORNIA CIVIL CODE SECTION 1542 WHICH PROVIDES: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.” THE FOREGOING PROVISIONS OF THIS SECTION 8.2 SHALL NOT LIMIT, HOWEVER, SELLER’S EXPRESS OBLIGATIONS UNDER THIS AGREEMENT AND THE DOCUMENTS EXECUTED IN CONNECTION HEREWITH. THIS RELEASE SHALL NOT INCLUDE CLAIMS ARISING UNDER SELLER’S REPRESENTATIONS AND WARRANTIES AND COVENANTS UNDER THIS AGREEMENT OR THE OTHER DOCUMENTS EXECUTED BY SELLER PURSUANT TO THIS AGREEMENT.

INITIALS OF BUYER

8.3 SURVIVAL. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND THE CLOSING.

9. Disposition of Escrow Deposit.

9.1 Default by Seller. If the transaction herein provided shall not be closed by reason of Seller’s default under this Agreement or the failure of satisfaction of the conditions benefiting Buyer under Section 4 hereof or the termination of this Agreement in accordance with Section 6 hereof, then the Escrow Deposit shall be returned to Buyer, and neither party shall have any further obligation or liability to the other; provided, however, if the transactions hereunder shall fail to close solely by reason of Seller’s default, and Buyer shall have fully performed its obligations hereunder and shall be ready, willing and able to close, then Buyer shall be entitled to specifically enforce this Agreement as its sole and exclusive remedy (and Buyer shall not be entitled to bring any other action, for damages or otherwise, by reason of a default by Seller prior to Closing), but any action for specific performance must be brought by Buyer and served upon Seller, if at all, within sixty (60) days after the Closing Date.

9.2 DEFAULT BY BUYER. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER’S DEFAULT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT FOR FAILURE TO CLOSE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER’S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT (PROVIDED SUCH LIMITATION SHALL NOT APPLY TO BUYER’S INDEMNIFICATION AND OTHER OBLIGATIONS PURSUANT TO SECTIONS 4.2.1, 5.3, 10.1, 10.11, 10.12, AND ANY OTHER PROVISION OF THIS AGREEMENT THAT EXPRESSLY SURVIVES A TERMINATION OF THIS AGREEMENT).

Seller’s Initials	Buyer’s Initials

9.3 Closing. In the event the transaction herein provided shall close, the Escrow Deposit shall be applied as a partial payment of the Purchase Price.

10. Miscellaneous.

10.1 Brokers.

10.1.1 Except as provided in Section 10.1.2 below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with the sale contemplated by this Agreement, which representation and warranty shall survive the Closing. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

10.1.2 If and only if the sale contemplated herein closes, Seller has agreed to pay a brokerage commission to Nicholas J. Psyllos of C.B. Richard Ellis, 4365 Executive Drive, Suite 900, San Diego, California 92121 (“Seller’s Broker”), pursuant to a separate written agreement between Seller and Seller’s Broker. Section 10.1.1 is not intended to apply to leasing commissions incurred in accordance with this Agreement.

10.2 Limitation of Liability.

10.2.1 Notwithstanding anything to the contrary contained herein, if the Closing of the transactions hereunder shall have occurred: (1) Seller shall have no liability (and Buyer shall make no claim against Seller) for a breach of any representation or warranty or any other obligation of Seller or for indemnification under this Agreement or any document executed by Seller in connection with this Agreement, unless (a) the valid claims for all such breaches and indemnifications collectively aggregate to more than $20,000, and (b) the liability of Seller under this Agreement and such documents does not exceed, in the aggregate, the amount of $500,000 (it being understood that, notwithstanding anything to the contrary in this Agreement or any other document, Seller’s liability under this Agreement and the documents executed by Seller in connection herewith shall in no event exceed, in the aggregate, the amount of $500,000); and (2) in no event shall Seller be liable for any consequential or punitive damages.

10.2.2 No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, member, partner, participant, representative or agent of any partnership, limited liability company, corporation, trust or other entity that has or acquires a direct or indirect interest in Seller, shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent member or partner of Seller), nor any obligation of any constituent member or partner in Seller (or in any other constituent member or partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent member or partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent member or partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account or a member’s or partner’s obligation to restore or contribute).

10.2.3 The foregoing shall be in addition to, and not in limitation of, any further limitation of liability that might otherwise apply (whether by reason of Buyer’s waiver, relinquishment or release of any applicable rights or otherwise).

10.3 Exhibits; Entire Agreement; Modification. All exhibits attached and referred to in this Agreement are hereby incorporated herein as if fully set forth in (and shall be deemed to be a part of) this Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

10.4 Time of the Essence. Time is of the essence of this Agreement. However, whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, “business day“ means any day other than a Saturday, Sunday or federal or California state holiday.

10.5 Interpretation. Section headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto. The words “herein”, “hereof”, “hereunder”, “hereby”, “this Agreement” and other similar references shall be construed to mean and include this Agreement and all amendments and supplements hereto unless the context shall clearly indicate or require otherwise. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. As used herein, “good faith” has the meaning set forth for the same in Section 1-201(19) of the Uniform Commercial Code, as adopted in the State of California as of the date of this Agreement.

10.6 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California.

10.7 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller; provided, however, Buyer may assign its interest in this Agreement on or before the Closing Date to an entity in which is under common control with Buyer so long as Buyer gives Seller advance written notice thereof and Buyer and the assignee execute and deliver an assignment and assumption agreement in form reasonably satisfactory to Seller. In the event of a transfer, the transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

10.8 Notices. Any notice which a party is required or may desire to give the other shall be in writing and may be sent by personal delivery, by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery or by telecopy (with a copy by mail), or [iii] by telecopy, provided that such telecopy shall be immediately followed by delivery of such notice pursuant to clause [i] or [ii] above, addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Buyer:

c/o CB Richard Ellis Realty Trust

865 South Figueroa Street, 35th Floor

Los Angeles, California 90017-2543

Attention: Mr. John Strockis

Telecopier: (213) 683-4301

Telephone:  (213) 683-4353

With Copy To:

Orrick, Herrington & Sutcliffe

The Orrick Building

405 Howard Street

San Francisco, California 94105-2669

Attention: Michael Liever, Esq.

Telecopier: (415) 773-5759

Telephone:  (415) 773-5808

To Seller:

WS Roscoe, LLC

879 West 190th Street

Gardena, California 90248

Attention: Mr. E Owen Frost

Telecopier: (310) 324-6550

Telephone:  (310) 324-6500

With Copy To:

Pircher, Nichols & Meeks

1925 Century Park East

Suite 1700

Los Angeles, California 90067

Attention: Real Estate Notices (MES/4422-24)

Telecopier: (310) 201-8922

Telephone: (310) 201-8900

And a Copy To:

Somera Capital Management, LLC

5383 Hollister Avenue, Suite 240

Santa Barbara, California 93111

Attention: Asset Management (REMEC)

Telecopier: (805) 693-5791

Telephone: (805) 681-0144

Any notice so given by mail or overnight carrier shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any notice so given by telecopy sent prior to 5:00 p.m. Los Angeles, California time shall be deemed received on the day such notice is sent, so long as such telecopy is immediately followed by delivery of such notice pursuant to clause [i] or [ii] above. Any other notice not so given shall be deemed given upon receipt of, or refusal to receive, the same by the party to whom the same is to be given.

10.9 Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other person other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right of subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third party beneficiary rights whatsoever.

10.10 ARBITRATION OF DISPUTES. ANY CONTROVERSY OR CLAIM ARISING UNDER OR RELATING TO THE TERMS OF THIS AGREEMENT OR ANY OF THE EXHIBITS ATTACHED TO IT, AND ANY PROCEEDINGS TO ENFORCE THIS AGREEMENT OR RIGHTS UNDER THIS AGREEMENT AND ITS EXHIBITS OTHER THAN THE “EXCLUDED MATTERS” (AS HEREINAFTER DEFINED) SHALL BE SETTLED BY ARBITRATION IN THE CITY OF LOS ANGELES, CALIFORNIA, IN ACCORDANCE (SUBJECT TO THE SPECIFIC MODIFICATIONS HEREINAFTER SET FORTH IN THIS SECTION 10.10) WITH THE THEN EXISTING EXPEDITED PROCEDURES OF THE COMMERCIAL ARBITRATION RULES (“RULES”) OF PRACTICE AND PROCEDURE OF THE AMERICAN ARBITRATION ASSOCIATION (“AAA”). THE PARTIES SHALL USE GOOD FAITH EFFORTS TO SELECT A SINGLE

ARBITRATOR WITHIN 10 DAYS OF THE SUBMISSION OF THE DISPUTE TO ARBITRATION HEREUNDER. IF THE PARTIES FAIL TO AGREE ON A SINGLE ARBITRATOR DURING SUCH 10-DAY PERIOD, THEN EACH PARTY SHALL SELECT AN ARBITRATOR FROM THE APPROVED LIST PROVIDED BY AAA, SUCH SELECTION TO BE MADE BY NOTIFICATION TO THE OTHER PARTY GIVEN IN WRITING WITHIN FIFTEEN (15) DAYS OF THE SUBMISSION OF THE DISPUTE TO ARBITRATION HEREUNDER (AND THE COSTS OF SUCH ARBITRATOR SHALL BE BORNE BY THE PARTY SELECTING THE SAME EXCEPT AS HEREINAFTER PROVIDED). FAILURE OF A PARTY TO GIVE NOTICE OF ITS SELECTION SHALL CAUSE THE SINGLE ARBITRATOR SELECTED BY THE OTHER PARTY TO BE THE SOLE ARBITRATOR IN CONNECTION WITH THE APPLICABLE DISPUTE HEREUNDER. IF EACH PARTY DESIGNATES AN ARBITRATOR, THEN WITHIN FIFTEEN (15) DAYS AFTER BOTH ARBITRATORS HAVE BEEN SO DESIGNATED, SUCH ARBITRATORS SHALL DESIGNATE A THIRD ARBITRATOR FROM AN AAA-APPROVED LIST. IF THE FIRST TWO ARBITRATORS DO NOT SELECT A THIRD ARBITRATOR DURING SUCH TIME PERIOD, THEN THE THIRD ARBITRATOR WILL BE APPOINTED PURSUANT TO THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH THIRD ARBITRATOR SHALL BE THE SOLE ARBITRATOR OF THE DISPUTE AND THE DECISION OF SUCH ARBITRATOR HEREUNDER SHALL BE CONCLUSIVE. AS SOON AS PRACTICABLE AFTER SELECTION OF THE ARBITRATOR, THE ARBITRATOR SHALL DETERMINE A REASONABLE ESTIMATE OF THE ANTICIPATED FEES AND COSTS OF THE ARBITRATOR, AND SHALL RENDER A STATEMENT TO EACH PARTY SETTING FORTH SAID FEES AND COSTS. THEREAFTER EACH PARTY SHALL, WITHIN TEN (10) DAYS OF RECEIPT OF SAID STATEMENT, DEPOSIT ONE-HALF OF SAID SUM WITH THE ARBITRATOR(S) TO BE APPLIED AGAINST SUCH FEES AND COSTS (SUBJECT TO THE PROVISIONS OF THIS AGREEMENT). THE ARBITRATOR SHALL HAVE THE RIGHT TO DETERMINE THE SCOPE OF HIS OR HER JURISDICTION, THE EXTENT OF DISCOVERY AND TO GRANT EQUITABLE RELIEF, INCLUDING, THE RIGHT TO ORDER THE EXPUNGEMENT OF ANY LIS PENDENS WHICH THE ARBITRATOR DEEMS IMPROPER AND THE AMENDING OF CHANGES RELATING TO ANY IMPROPER LIS PENDENS FILING. THE PREVAILING PARTY SHALL BE ENTITLED TO REASONABLE ATTORNEYS’ FEES AND OTHER REASONABLE COSTS INCURRED IN CONNECTION WITH THE ARBITRATION OR ANY OTHER LITIGATION PLUS INTEREST ON THE AMOUNT OF ANY AWARD. JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF. AS USED HEREIN, “EXCLUDED MATTERS“ MEANS ANY CONTROVERSY, CLAIM OR PROCEEDING AFTER THE CLOSING OCCURS. THE PROVISIONS OF THIS SECTION 10.10 SHALL SURVIVE A TERMINATION OF THIS AGREEMENT.

ASSENT TO ARBITRATION PROVISION

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION DECIDED BY NEUTRAL ARBITRATION

AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE “ARBITRATION OF DISPUTES” PROVISION TO NEUTRAL ARBITRATION.

Seller’s Initials	Buyer’s Initials

10.11 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding, including an arbitration proceeding, with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency, arbitrator or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. The provisions of this Section 10.11 shall survive any termination of this Agreement.

10.12 No Recordation. In no event shall this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the consent of Seller.

10.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

10.14 Effectiveness. In no event shall any draft of this Agreement create any obligation or liability, it being understood that this Agreement shall be effective and binding only when a counterpart hereof has been executed and delivered by each party hereto.

10.15 Press Releases. Any press release or other public disclosure regarding this Agreement or the transaction contemplated hereby shall not be made without Seller’s and Buyer’s prior written consent.

10.16 California Required Natural Hazard Disclosure. Seller has commissioned JCP Geologists, Inc. to prepare the natural hazard disclosure statement in the form required by California Civil Code Section 1103, which disclosure has been delivered to Buyer prior to the date hereof. Buyer acknowledges that this transaction is not subject to that Civil Code Section, but that nevertheless the form promulgated therein serves to satisfy other statutory disclosure requirements of the Government Code and Public Resources Code. Seller does not warrant or represent either the accuracy or completeness of the information on that Exhibit, and Buyer shall use same merely as a guideline in its overall investigation of the Property.

10.17 Provisions for Specific Enforcement of Agreement. In the event of Seller’s default, Buyer may seek any remedy in law or in equity subject to provisions of this Section. If Buyer seeks specific performance of this Agreement, then such specific performance action may be pursued only in arbitration conducted pursuant to Section 10.10 herein. To the extent permitted under California law and subject to the provisions of this paragraph Buyer may record a lis pendens against the Property in connection with such specific performance action, and if the recordation of a lis pendens requires the filing of a judicial action, such action shall be permitted solely for the purpose of sustaining the lis pendens. Notwithstanding the filing of judicial action for the purpose of sustaining the lis pendens, to the extent permitted by law the arbitrator shall nevertheless make all rulings concerning expungement and any other matters involving such specific performance action. Buyer shall not be entitled to record a lis pendens otherwise permitted by this paragraph unless Buyer has deposited into escrow all funds and documents required to close Escrow.

10.18 No Waiver. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

[CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER:

WS ROSCOE, LLC,
a Delaware limited liability company

By:	WCP Roscoe, LLC,
a Delaware limited liability company

	By:	MRB Manager, LLC,
a Delaware limited liability company

By:
Marc R. Brutten, Manager

BUYER:

CBRE OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership

By:	CB Richard Ellis Realty Trust,
a Maryland real estate investment trust,
its general partner

By:
Jack A. Cuneo
President